UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the original Current Report on Form 8K filed on May 6, 2008, is being filled to include certain omitted disclosure regarding the appointee’s biographical business information such as his age and to identify the years associated with his prior business experience, to correct an error regarding the number shares issued to him in connection with his employment (2,000,000 shares of common stock not 1,000,000 shares. In addition, the corresponding resignation of the prior president/chief operating officer (who remains as the Chairman of the Board) is now included. Finally, the employment contract of the new appointee is now included as an exhibit 99.2 and its terms are now summarized in the text of the amended report.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 12, 2008, the Board of Directors of International Power Group, Ltd., a Delaware corporation ("IPWG" or the “Company”), appointed John Benvengo, as President and Chief Operating Officer. In connection with these appointments, Peter Toscano resigned as President. In connection with the previously announced appointment of Woodrow W. Crouch as IPWG’s Chief Executive Officer, Mr. Toscano has also resigned as Chief Executive Officer effective May 19, 2008 (See the Current Report filed on Form 8K on May 5, 2008). He remains as the Company’s Secretary, Treasurer and its Chairman of the Board.

Mr. Benvengo, (age 63) prior to his appointment with IPWG, served as the General Manager of RSF Recycling Corporation, a waste-recycling firm since 2006, overseeing its Florida operations. Prior to that, from 2000 to 2006, he was the General Manager of BFI/Allied Waste Company responsible for the movement of 3,000 tons per day of municipal waste. Earlier in his career, he held management positions with BOE, a firm that was acquired by Waste Management, Inc., and the New York City Department of Sanitation.

In connection with his appointment, Mr. Benvengo entered into a one-year employment contract effective May 12, 2008, which calls for an annual salary of $75,000, the issuance (within 30 days of the effective date) of 2,000,000 shares of the Company’s common stock. In addition, Mr. Benvengo shall receive typical employee benefits such as a paid three-week vacation, health benefits and reimbursement of reasonable business expenses incurred. A copy of said contract is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Mr. Benvengo received his business degree from Empire State College at Old Westbury, New York and an Associates Degree from Nassau County Community College (New York).

There are no family relationships between Mr. Benvengo and any other executive officers or directors of IPWG. Other than the aforementioned employment contract and common stock issuance, there have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Benvengo had or will have a direct or indirect material interest.

Item 8.01

Other Events (Issuance of Press Release)

A press release in regard to the above was issued on May 5, 2008, and was attached to the Current Report filed on Form 8K on May 6, 2008 as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 5, 2008*
99.2	Employment Contract Effective May 12, 2008

* Previously filed with the Current Report filed on Form 8K on May 6, 2008 as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: May 20, 2008	By: /s/ Peter Toscano
Peter Toscano
Chairman